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                                                                    EXHIBIT 99.1

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT, originally made and entered into as of December 1, 1989 with Union Planters Corporation, amended and restated on April 17, 1997, and further amended on September 26, 2000 and January 22, 2004, is further amended and restated in its entirety as of June 29, 2005, by and between Regions Financial Corporation (the "Company"), a Delaware corporation and successor in interest to Union Planters Corporation, and Jackson W. Moore ("Officer").

                                   WITNESSETH:

      WHEREAS, it is the intention and desire of the parties to enter into a formal agreement whereby two principal purposes will be served, to wit:

      A. The Company will have the benefit of the employment of Officer during the period covered by this Agreement; and

      B. Officer will be an executive of the Company during the Period hereinafter defined.

      NOW, THEREFORE, in consideration of the employment of Officer by the Company, of the mutual promises, covenants, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    SECTION 1
                               EMPLOYMENT AND TERM

      1.1 Employment. The Company hereby employs Officer, and Officer hereby accepts such employment to perform the duties described in Section 2 of this Agreement.

      1.2   Term.

            (a) Base Term. The current term of employment is scheduled to expire on December 31, 2005, unless such term of employment is extended or terminated by agreement of the parties or as provided herein.

            (b) Extended Term in the Event of a Change in Control. Notwithstanding any other provision hereof to the contrary, this Agreement shall be renewable for one (1) additional three (3) year term, at Officer's option, exercisable by him immediately prior to, upon or at any time following the occurrence of any one of the following events (a "Change in Control"):

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            (i)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 25% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in
Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 1.2(b); or

            (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

                  (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership,

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            immediately prior to such Business Combination of the Outstanding
            Company Common Stock and Outstanding Company Voting Securities, as the case may be, and

                        (B) no Person (excluding any corporation resulting from
            such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                        (C) at least a majority of the members of the board of
            directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

            The renewal term shall commence on the later of (i) the date of notice of said three-year renewal, or (ii) the date of the Change in Control, and any remaining period of the current employment term, and any extension thereof, shall be canceled.

            The parties hereto agree and acknowledge that, solely for purposes of this Agreement, and except as otherwise specifically set forth in herein, a Change in Control shall be deemed not to have occurred as a result of the merger as of July 1, 2004 of Union Planters Corporation and Regions Financial Corporation (the "UPC Merger") (the parties hereto agree that this shall have no effect on any other plans and agreements of Union Planters, and/or on the stock options, restricted stock and other equity holdings of Officer, pursuant to which a change in control as defined under the relevant plans and agreements will have occurred as of the effective date of the UPC Merger). Notwithstanding this paragraph, and in recognition that a change in the ownership or effective control of Union Planters Corporation as defined in Section 280G of the Internal Revenue Code of 1986, as amended, occurred by reason of the UPC Merger, the provisions of Sections 1.2(f) and 1.2(g) of this Agreement were immediately applicable to Officer as of the effective date of the UPC Merger.

            (c) Self-Termination after Change in Control. Notwithstanding any other provision herein to the contrary other than the following paragraph, upon a Change in Control and exercise of the option to renew for three (3) years, Officer may at any time thereafter during the extended term of this Agreement, at his sole discretion, resign from employment hereunder without penalty upon 90 days written notice setting forth the effective date of said resignation. Upon resignation of Officer, Officer shall be entitled to receive a lump sum payment equal to (i) three (3) times Officer's Final Average Earnings (as defined in the following sentence), plus (ii) any Excise Tax Gross-Up Payment

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payable under Section 1.2(f). For purposes of this Agreement, Officer's Final
Average Earnings shall be the sum of (i) his highest base salary in effect during any calendar year preceding his termination of employment, including the year in which such termination occurs, and (ii) his highest annual bonus payable with respect to any calendar year preceding his termination of employment, including the year in which such termination occurs. Said lump sum payment shall be payable in cash on the effective date of Officer's resignation. If for any reason the lump sum payment is not paid on the date specified, then, in addition to the lump sum payment, the Company shall pay interest thereon at the maximum rate permissible by law and shall continue to pay Officer monthly compensation, which shall not be a credit against the lump sum payment, in an amount equal to one-twelfth (1/12) of Officer's Final Average Earnings until such lump sum is paid.

            After the effective date of the UPC Merger, this Section 1.2(c) shall apply to Officer, and Officer shall become entitled to receive payments and benefits hereunder, only in the following circumstances: (i) if there occurs a Change in Control of the Company other than the UPC Merger, or (ii) if, other than as a result of termination of Officer's employment by the Company for Cause as defined under Section 4.1 or due to Officer's death or Disability as defined under Section 4.2(c) or Officer's termination of his employment as contemplated by Section 4.4, (A) the Company fails to appoint Officer to the position of Chief Executive Officer of the Company upon the expiration of the Initial Period (as defined in Section 2.1 hereof), (B) the Company removes Officer from the position of Chief Executive Officer before commencement of the Third Period (as defined in Section 2.1 hereof), or (C) Officer fails to become the Chairman of the Board of Directors and Chief Executive Officer upon the expiration of the Second Period (as defined in Section 2.1 hereof). With respect to clause (ii) of the foregoing sentence, the date of the "Change in Control" hereunder shall be deemed to be the date Officer receives notice of either such failure or removal.

            (d) Annual Extension. On December 31 of each year, unless the Company notifies Officer that his employment under this Agreement will not be extended, his employment under this Agreement shall automatically be extended for a one (1) year period from such term set forth in Section 1.2(a) on the same terms and conditions as are set forth herein; provided, however, that the term of this Agreement may be extended only to such time as will provide for a term ending at age sixty-five (65) years. If the Company elects not to extend Officer's employment under this Agreement, as provided in the preceding sentence, it shall do so by notifying Officer in writing within sixty (60) days prior to the applicable December 31 date. If the Company so elects not to extend Officer's employment under this Agreement, Officer shall have the right to either remain as an employee for the remaining term of this Agreement (subject to Officer's right to extend this Agreement under Section 1.2(b) at any time during the remaining term if a Change in Control other than the UPC Merger has occurred or shall occur) or terminate this Agreement at any time during said term and receive in a lump sum on the date of termination an amount equal to three (3) times his Final Average Earnings (as defined in Section 1.2(c)), plus any Excise Tax Gross-Up Payments required by Section 1.2(f). If for any reason the lump payment is not paid on the date specified, then, in

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addition to the lump sum payment, the Company shall pay interest thereon at the maximum rate permissible by law and shall continue to pay Officer monthly compensation, which shall not be a credit against the lump sum payment, in an amount equal to one-twelfth (1/12) of Officer's Final Average Earnings until such lump sum payment is paid. The Company shall also pay to Officer such termination bonus as the Company's Board of Directors may, in its discretion, determine. Officer's date of termination shall be the December 31 following his election to terminate this Agreement. Additionally, in the event this Agreement is not extended, all options, stock appreciation rights, and other awards in the nature of rights that may be exercised, and all awards of restricted stock, if any, issued to Officer under all stock incentive plans of the Company shall immediately vest and be exercisable by Officer and all restrictions thereon shall lapse.

            The parties hereto acknowledge and agree that any termination by the Company of Officer's employment hereunder, and/or any removal by the Company of Officer from the position of Chief Executive Officer of the Company after commencement of the Third Period (as defined in Section 2.1 hereof) (in each case, other than as a result of termination of Officer's employment by the Company for Cause, Officer's death or Disability or Officer's termination of his employment as contemplated by Section 4.4), shall be deemed to be an immediate election by the Company not to extend Officer's employment hereunder pursuant to this Section 1.2(d) and, in the case of any such termination shall be deemed an immediate election by Officer, and in the case of such removal, shall, at the sole option of Officer, be deemed an immediate election by Officer, to terminate this agreement and receive the payments and benefits provided for in this
Section 1.2(d), in each case as of the date Officer receives notice of either such termination or removal (for purposes of clarity, this sentence shall have no impact on the ability of Officer (or his estate or beneficiaries, as the case may be) to receive the payments and benefits set forth in Section 4.2(c) in the event of Officer's death or Disability).

            (e) Elimination of Gross-Up for Income and Employment Taxes. Pursuant to that certain letter of understanding between Officer and the Company, dated as of May 16, 2005 attached hereto as Exhibit A (the "Letter of Understanding"), Officer shall have no rights to any gross-up payment for income or employment taxes on compensation Officer receives from the Company from and after May 16, 2005 (whether related to past or future services for Union Planters Corporation or Regions Financial Corporation), including without limitation the income tax gross-up provisions formerly described in Section 1.2(e) of this Agreement and any formal or informal policy that may have applied as a matter of past practice to gross-up for income or employment taxes in connection with the vesting or exercise of equity awards or the distribution of any deferred compensation or retirement benefits; provided, however, that nothing herein is intended to or shall eliminate or impact in any way the provisions of Section 1.2(f) of this Agreement, including any gross-up for income and employment taxes incurred with respect to any Excise Tax Gross-Up Payment (as defined in Section 1.2(f)).

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            (f)   Excise Tax Gross-Up Payment. Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Officer (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 1.2(f)) (a "Parachute Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Officer with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Officer shall be entitled to receive an additional payment (an "Excise Tax Gross-Up Payment") in an amount such that after payment by Officer of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Excise Tax Gross-Up Payment, Officer retains an amount of the Excise Tax Gross-Up Payment equal to the Excise Tax imposed upon the Parachute Payments.

            (g)   Calculation and Adjustment of Excise Tax Gross-Up Payments.

                  (i) Subject to the provisions of Section 1.2(g)(ii), all determinations required to be made under Section 1.2(f), including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other nationally recognized public accounting firm as may be designated by Officer (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Officer within 15 business days of the receipt of notice from Officer that there has been a Change in Control Payment or a Parachute Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change in Control, Officer shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to Section 1.2(f), shall be paid by the Company to Officer within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Officer. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Excise Tax Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 1.2(g)(ii) and Officer thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Officer.

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                  (ii) Officer shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Excise Tax Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Officer is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Officer shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Officer in writing prior to the expiration of such period that it desires to contest such claim, Officer shall:

                  (A) give the Company any information reasonably requested by the Company relating to such claim,

                  (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (C) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (D) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Officer harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 1.2(g)(ii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Officer to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Officer agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Officer to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Officer, on an interest-free basis and shall indemnify and hold Officer harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Officer with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to

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issues with respect to which an Excise Tax Gross-Up Payment would be payable hereunder and Officer shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (iii) If, after the receipt by Officer of an amount advanced by the Company pursuant to Section 1.2(g)(ii), Officer becomes entitled to receive any refund with respect to such claim, Officer shall (subject to the Company's complying with the requirements of Section 1.2(g)(ii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Officer of an amount advanced by the Company pursuant to Section 1.2(g)(ii), a determination is made that Officer shall not be entitled to any refund with respect to such claim and the Company does not notify Officer in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Excise Tax Gross-Up Payment required to be paid.

                                    SECTION 2
                                     DUTIES

      2.1 General Duties. Officer's employment under this Agreement after the effective date of the UPC Merger shall be divided into three periods, the "Initial Period," the "Second Period" and the "Third Period." The Initial Period shall commence on the effective date of the UPC Merger and end on the date on which the Chief Executive Officer of the Company as of the effective date of the UPC Merger (the "Initial CEO") ceases for any reason to serve as Chief Executive Officer of the Company, but in no event later than June 30, 2005. The Second Period shall begin at the end of the Initial Period and end on the date on which the Chairman of the Board of Directors as of the end of the Initial Period ceases for any reason to serve as Chairman of the Board of Directors, but in no event later than June 30, 2006. The Third Period shall begin at the end of the Second Period. During the Initial Period, Officer shall serve as the President of the Company; during the Second Period, Officer shall serve as the Chief Executive Officer and President of the Company; and during the Third Period, Officer shall serve as the Chairman of the Board of Directors, and Chief Executive Officer of the Company, in each case, with such duties and responsibilities as are customary with respect to such positions. During the Initial Period, Officer shall report directly to the Initial CEO. The Board of Directors shall appoint Officer to the positions specified above at the times specified above. Officer shall be appointed to the Board of Directors and shall serve on the Board of Directors throughout the period of Officer's employment with the Company, subject to election by the shareholders of the Company, without additional consideration.

      2.2 Extent of Services. During Officer's employment under this Agreement, and excluding any periods of vacation and sick leave to which Officer is entitled, Officer agrees to devote substantially all of his business attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Officer hereunder, to use Officer's reasonable best efforts to perform

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faithfully and efficiently such responsibilities. The Company recognizes that
Officer serves on several civic and corporate boards and that such service, as well as the management of Officer's personal investments, does not conflict with the duties outlined above.

      2.3 Best Efforts. Officer agrees that he will, at all times, faithfully, industriously, and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him by the Board of Directors as described above.

      2.4 Location. The duties of Officer under this Agreement shall be required to be performed in the reasonable vicinity of either Memphis, Tennessee or Birmingham, Alabama. The permanent location of the duties Officer is to perform shall not be moved without Officer's consent. Officer shall also on a temporary basis perform such duties at such other place or places as the Board of Directors of the Company shall reasonably designate or as the interests or opportunities of the Board of Directors of the Company shall reasonably require.

                                    SECTION 3
                                  COMPENSATION

      3.1 Annual Base Salary. the Company shall pay Officer, and Officer shall accept from the Company, in full payment for Officer's services hereunder, an annual base salary in the minimum amount of Six Hundred and Fifty Thousand Dollars ($650,000.00), payable twice monthly in periodic equal installments during the year, which annual base salary shall be reviewed at least annually and may be increased from time to time as determined by the Board of Directors of the Company.

      3.2 Stock Options. Officer shall be entitled to participate in all of the Company's stock option programs. Based upon satisfactory performance, it is anticipated that Officer will be granted additional stock options from time to time, such additional grants to be considered on an annual basis. Officer shall be granted full protection against dilution of such options as is provided under the terms of the Stock Option Plans. In the event of a Change in Control as defined in Section 1.2(b), or if the Company elects not to extend Officer's employment under Section 1.2(d), then all options, stock appreciation rights, and other awards in the nature of rights that may be exercised, and all awards of restricted stock, if any, issued to Officer under all stock incentive plans of the Company shall immediately vest and be exercisable by Officer and all restrictions thereon shall lapse. Also, in the event of a Change in Control, any stock or stock equivalents held in a deferred account on behalf of Officer shall become immediately payable.

            The Company shall take such action as may be necessary from time to time to allow Officer to sell all stock issuable upon exercise of Officer's options free of resale restrictions, including but not limited to the grant to Officer of piggyback

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registration rights with respect to such stock. Such sales may only be made under all existing securities laws.

      3.3 Reimbursement of Expenses. The Company shall reimburse Officer for such reasonable out-of-pocket expenses necessarily incurred by Officer while rendering the services contemplated hereunder, and shall provide an appropriate automobile to be used by Officer in the conduct of the business of the Company. As provided in Section 3.8(b), Officer shall bear the cost of his use of such automobile for personal travel from and after May 16, 2005, which would include travel by Officer's family members.

      3.4 Tax Withholdinqs. The Company shall deduct from the regular monthly compensation payable to Officer all federal, state and local income tax, social security, FICA, FUTA, and other withholdings as required by law.

      3.5 Annual Incentive Bonus, Executive Stock and Deferred Compensation Plans. During the term hereof, and any renewal, Officer shall be eligible for participation in any of the Company's incentive bonus programs, executive stock and deferred compensation plans. Bonuses for less than a full year of service may be granted at the discretion of the Board. Any such bonuses shall be paid within 90 days of the close of the fiscal year.

      3.6 Annual Vacation. Officer shall be entitled to an annual vacation period in accordance with the Company's personnel policies, as amended from time to time.

      3.7 Other Fringe Benefits. Officer shall have the following fringe benefit programs made available to him: hospital and major medical coverage, including dependent coverage; short term and long term disability and life insurance. Officer shall also be entitled to participate in such other fringe benefit programs as the Company shall have or shall make available from time to time to senior executives, subject to Section 3.8 hereof. Further, the Company agrees to pay for or reimburse Officer for expenses, including dues, for clubs of which Officer is a member, the facilities of which Officer shall use from time to time in holding various company functions or entertaining company employees, customers or guests.

      3.8   Level of Benefits after the Effective Date of UPC Merger.

            (a) Except as set forth in Section 3.8(b) below and without limiting any other provision of this Agreement, after the effective date of the UPC Merger, Officer and/or Officer's family, as the case may be, shall be eligible for participation in, and shall receive, pension and welfare benefits (including without limitation supplemental and deferred benefits), and fringe benefits and perquisites and all other benefits, on a basis, at a level and in an amount that, on a benefit-for-benefit basis, is no less favorable than the pension and welfare (including supplemental and deferred benefits), and fringe, perquisite and other benefits that were provided or made available to Officer and/or Officer's family on January 22, 2004, whether pursuant to this Agreement or otherwise. For purposes of all benefit plans, programs and policies of the

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Company, all service credited to Officer by Union Planters Corporation up to the effective date of the UPC Merger shall be credited by the Company for purposes of each such corresponding plan, program and policy, provided, however, that such credit shall not result in a duplication of benefits with respect to the same period of service.

            (b) Notwithstanding Section 3.8(a), in accordance with the Letter of Understanding (except as provided below), Officer and the Company agree as follows:

                  (i) Elimination of option reloads. From and after May 16, 2005, Officer shall have no right to receive "reload" grants of stock options upon his exercise of stock options that he currently holds or may acquire in the future. All of Officer's outstanding stock options are hereby amended as of May 16, 2005, with Officer's consent as indicated by his signature to this Agreement, to delete any rights associated with such options to a "reload" option grant upon his exercise of such stock options.

                  (ii) Elimination of option gain deferrals. Officer shall have no right to defer the gains on any stock options he may exercise at any time after May 16, 2005, and any stock option gain deferral program applicable to Officer is hereby terminated; provided, however, that this termination shall not affect deferrals in effect as of May 16, 2005. All of Officer's outstanding stock options are hereby amended as of May 16, 2005, with Officer's consent as indicated by his signature to this Agreement, to delete any rights associated with such options to defer the gain upon his exercise of such stock options.

                  (iii) Limitation of benefits under deferred compensation plan. Officer hereby acknowledges that the Company has amended or will amend the Union Planters Corporation Amended and Restated Deferred Compensation Plan for Executives, to provide that the applicable company matching contribution will be limited to the first 25% of deferrable compensation in any given deferral period, and Officer hereby agrees to such amendment, with the understanding that it will result in the substantial limitation of benefits he currently has under that plan.

                  (iv) Personal use of company-provided transportation. Officer hereby acknowledges that the Company has amended or will amend any applicable agreements or policies to provide that, subject to compliance with applicable laws and regulations, Officer will reimburse the Company a monthly amount representing his and his family's estimated personal use of Company automobiles from and after May 16, 2005, and that Officer will not be entitled to a gross-up payment to cover taxes attributable to imputed income from his and his family's use of Company automobiles and aircraft for personal travel from and after May 16, 2005. Officer's personal use of such forms of transportation will not be limited, subject to compliance with the above. For purposes of this paragraph,
(i) the Company will provide Officer with one or more leased automobiles the cost of which will be reflected as W-2 income, subject to reduction by (A) the amount of $700 per month (or such other appropriate amount that Officer and the Company shall mutually agree to from time to time), which shall be deducted from Officer's compensation by payroll to cover the assumed minimum personal use of such automobiles, and (B) the amount, if any, by which Officer shall verify from time to time as mileage for bona fide business travel, and
(ii) Officer and the Company will work in good faith to establish an arrangement whereby Officer will bear the cost of his personal use of Company aircraft, subject to compliance with applicable FAA regulations.

                                    SECTION 4
                                   TERMINATION

      4.1 Termination by the Company. The Company may at any time terminate this Agreement and the employment of Officer for Cause. For the purposes of this Agreement, "Cause" shall mean:

            (i) the willful and continued failure by Officer to substantially perform his duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Board of Directors of the Company, which demand specifically identifies the manner in which Officer has not substantially performed his duties, and Officer fails to comply with such demand within a reasonable time, or

            (ii) the willful engaging by Officer in gross misconduct which is materially and demonstrably injurious to the Company.

      For purposes of this provision, no act or failure to act, on the part of Officer, shall be considered "willful" or "gross misconduct" unless it is done, or omitted to be done, by Officer in bad faith or without reasonable belief that Officer's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Officer in good faith and in the best interests of the Company. The cessation of employment of Officer shall not be deemed to be for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Company at a meeting of the Board called and held for that purpose (after reasonable notice to Officer, and an opportunity for Officer, together with counsel of his choice, to be heard before the Board), finding that, in good faith opinion of the Board, Officer is guilty of the conduct set forth above in clauses (i) or (ii) of this Section 4.1, and specifying the particulars thereof in reasonable detail.

      4.2   Effect on Parties.

            (a) Termination for Cause. If the Company terminates this Agreement as specified in 4.1 above then the rights of Officer after such termination shall be as follows:

                  (i) Officer's salary which may have accrued through
            termination and annual incentive bonus if such has been approved but not paid shall be paid;

                  (ii) Officer shall be entitled to the option cash-out or
            acceleration rights selected by the Company under Section 4.3(a) below.

            (b) Termination by Non-Renewal. If the Company notifies Officer of its election, under Section 1.2(d), not to extend Officer's employment, then Officer shall have the option cash-out or acceleration rights specified in
Section 4.3(b) below together with the rights specified under Section 1.2(d).

            (c) Death or Disability. Upon Officer's death or Disability (as defined below), then Officer's rights shall be as follows:

                  (i) Officer's salary which may have accrued through
            termination and annual incentive bonus if such has been approved but not paid shall be paid; and

                  (ii) Officer shall have the option cash-out or acceleration rights specified in Section 4.3(b) below; and

                  (iii) Officer shall be titled to receive a lump sum equal to three times his Final Average Earnings, payable within 30 days of the date of death or termination of employment by reason of Disability.

                  For purposes of this Agreement, "Disability" means a mental or physical disability as determined by the Board in accordance with standards and procedures similar to those under the Company's employee long-term disability plan, if any. At any time that the Company does not maintain such a long-term disability plan, Disability shall mean the inability of Officer, as determined by the Board, to substantially perform his regular duties and responsibility due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

            (d) Survival of Certain Obligations. Any termination by the Company pursuant to Section 4.1 above shall not terminate the Company's rights and Officer's obligations under the Confidential Information, Assistance in Litigation or Arbitration Sections in this Agreement.

      4.3   Option Cash-Out or Acceleration Rights.

            (a)   If the Company terminates Officer's employment pursuant to
Section 4.1, the Company shall have the option to, within 90 days after the effective date of such termination, or such longer period as may be necessary under applicable laws including Section 16(b) of the Exchange Act relating to short swing profits, either (i) effect a cash lump sum settlement equal to the "spread" between the exercise price of the Company stock options (vested or unvested) held by Officer as of the date of notice of termination and the closing trade price on NYSE (or the fair market value of the Company's stock, as determined by the Board, if no longer traded on the NYSE) as of the date of such termination, or (ii) declare all the Company stock options issued to Officer fully vested and exercisable by Officer within a one-year period from the date of notice of termination.

            (b) If the Company terminates Officer's employment pursuant to
Section 4.2(b) or 4.2(c), or if Officer self-terminates under Section 1.2(c) or 1.2(d), Officer or his Estate shall have the right to elect in writing within 90 days after the effective date of such termination, either (i) a cash lump sum from the Company equal to the "spread" between the exercise price of the Company stock options (vested or unvested) held by Officer as of the date of notice of termination and the closing trade price on NYSE (or the fair market value of the Company's stock, as determined by the Board, if no longer traded on the NYSE) as of the date of such termination, or (ii) full vesting of all the Company stock options issued to Officer and the right to exercise each such option from the date of termination through the remaining term of the option.

      4.4 Resignation by Officer Absent a Change in Control or Non-Renewal. Aside from Officer's rights under Sections 1.2(c) and 1.2(d), Officer may terminate his employment hereunder, upon 90 days written notice, and such termination shall terminate all of Officer's rights hereunder, and such termination shall not affect the Company's rights hereunder. It is understood that a resignation by Officer under Sections 1.2(c) or (d) shall not be construed as a termination under this Section.

                                    SECTION 5
                            CONFIDENTIAL INFORMATION

      5.1 Officer recognizes that the Company's business interests require a fiduciary relationship between the Company and Officer and the fullest practical protection and confidential treatment of the confidential information relating to the Company. Officer acknowledges the reasonableness, in the context of the Company's business, of the promises herein made and recognizes a just purpose in the Company's protecting its confidential information. Officer acknowledges that in the course of his association with the Company he may have in the past or may in the future receive certain lists of the Company's prospective acquisition and management agreements and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "information") which the Company desires to protect. Officer understands that such information is confidential and agrees not to reveal such information to anyone outside the Company so long as the confidential or secret nature of the information shall continue.

                                    SECTION 6
                            ASSISTANCE IN LITIGATION

      6.1 Officer shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become, a party.

                                    SECTION 7
                                   ARBITRATION

      7.1 Methods. Any difference, claims or matters in dispute arising among the parties out of this Agreement or connected herewith shall be submitted by them to arbitration before a panel of three arbitrators selected as follows: each party shall select an arbitrator from the American Arbitration Association's Approved List of Arbitrators. The arbitrators so selected by the parties shall agree upon a third arbitrator and the three so selected shall resolve the dispute under the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Alabama, relating to arbitration. The decision of the arbitrators may be entered as a judgment in any Court in the State of Alabama or elsewhere. Any arbitrator selected who does not have experience relating to the banking and financial services industry shall avail himself of the counsel of an individual who has such experience. Costs of such arbitration shall be borne as specified by the arbitrators.

      7.2 Specific Performance. Notwithstanding Section 7.1 above, all Provisions hereof are for the protection and are intended to be for the benefit of the parties hereto and enforceable directly by and binding upon each party. Each party hereto agrees that the remedy through arbitration or at law of the other for any actual or threatened breach of this agreement would be inadequate and that the other party shall be entitled to specific performance hereof or injunctive relief or both, by temporary or permanent injunction or such other appropriate judicial remedy, writ or order as may be decided by a court of competent jurisdiction in addition to any damages which the complaining party may be legally entitled to recover together with reasonable expenses of arbitration, litigation, including attorney's fees incurred in connection therewith as may be approved by such arbitrators or court.

                                    SECTION 8
                                  MISCELLANEOUS

      8.1 Assignment by the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      8.2 Assignment by Officer. This is a personal agreement on the part of Officer and may not be sold, assigned, transferred or conveyed by Officer otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Officer's legal representatives.

      8.3 Entire Agreement. This Agreement supercedes the Letter of Understanding and contains the entire agreement among the parties hereto and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, among the parties as to the subject matter covered.

      8.4 Severability. Should any part of this Agreement be declared invalid for any reason, such invalidity shall not affect the validity of any remaining portion hereof and such remaining portion shall continue in full force and effect as if this Agreement had been originally executed without including the invalid part.

      8.5 Governing Law. This Agreement and its performance shall be interpreted and construed in accordance with the laws of the State of Alabama.

      8.6 Titles. Titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

      8.7 Amendments. No changes, alterations, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and executed by the parties in the same manner as this Agreement.

      8.8 No Waiver. Failure by either party to enforce any right granted by this Agreement shall not constitute a waiver of such right and waiver of any provision of this Agreement shall not constitute a waiver of any other provision.

      8.9 Notices. Any notice, instrument or communication required or permitted under this Agreement shall be deemed to have been effectively given and made if in writing and if served whether by personal delivery to the party for whom it is intended, or by being deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail, addressed to the party for whom it is intended at the following addresses:

                  Officer:                      Jackson W. Moore
                                                [home address omitted]

                  The Company:       Regions Financial Corporation
                                     c/o Office of the General Counsel
                                     P.O. Box 10247
                                     Birmingham, Alabama 35202
                                     Attention: Chair, Compensation Committee

            Whenever this Agreement requires that an action be taken or approved by the Company, the Compensation Committee of the Board of Directors is authorized to approve such action or to give such approval on behalf of the Company.

      8.10 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Officer or others. In no event shall Officer be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Officer under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Officer obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses, including arbitration fees, which Officer may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Officer or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Officer about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

      8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         (signatures on following page)

      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Agreement, this 29th day of June, 2005.

                                   REGIONS FINANCIAL CORPORATION

                                   By:/s/ Carl E. Jones, Jr.
                                      ----------------------------------------
                                          Carl E. Jones, Jr.
                                   Title: Chairman and Chief Executive Officer

                                   /s/ Jackson W. Moore
                                   -------------------------------------------
                                   Jackson W. Moore

Approved and Acknowledged:

REGIONS FINANCIAL CORPORATION
COMPENSATION COMMITTEE

By: /s/ James S. M. French
    -----------------------------
    James S. M. French, Chairman

                                    EXHIBIT A
                             Letter of Understanding

May 16, 2005

The Board of Directors
Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35202

RE: MODIFICATION OF MY COMPENSATION ARRANGEMENTS

Dear Fellow Board Members:

      In contemplation of my assuming the role of Chief Executive Officer of Regions Financial Corporation as of July 1, 2005, the Compensation Committee and I have discussed and agreed to certain amendments to my current compensation arrangements, which I and the Compensation Committee believe to be consistent with Regions' aspirations of best governance practices in today's environment. Specifically, this will confirm that we have agreed to amend my relevant agreements, and any plans or policies of which I am a participant or beneficiary, to accomplish the following changes no later than June 30, 2005:

      1. Elimination of gross-up for income and employment taxes. We agree to specifically delete any rights I may have to a gross-up for income and employment taxes on compensation I receive from Regions in the future (whether related to past or future services for Union Planters Corporation and/or Regions Financial), including without limitation the income tax gross-up provisions described in Section 1.2(e) of my current Employment Agreement and any formal or informal policy that may have applied as a matter of past practice to gross-up for income or employment taxes in connection with the vesting or exercise of equity awards or the distribution of any deferred compensation or retirement benefits. Notwithstanding the foregoing, we do not propose to eliminate or impact in any way the provisions of Section 1.2(f) of my current Employment Agreement, which provides for a gross-up payment for excise taxes imposed under
Section 4999 of the Internal Revenue Code in the case of a future change in control, including any gross-up for income and employment taxes incurred with respect to such excise tax gross-up payment.

      2. Elimination of option reloads and option gain deferrals. We agree to eliminate any rights I may have to receive "reload" grants of stock options upon my exercise of stock options that I currently hold or may acquire in the future. We also agree to terminate any programs or rights I may have to defer the gains on any stock options I may exercise in the future.

      3. Limitation of benefits under deferred compensation plan. The Compensation Committee has proposed to amend the Union Planters Corporation Amended and Restated

Deferred Compensation Plan for Executives, to provide that the applicable company matching contribution will be limited to the first 25% of deferrable compensation in any given deferral period. I will agree to such an amendment, with the understanding that it will result in the substantial limitation of benefits I currently have under that plan.

      4. Reimbursement for personal use of company-provided transportation. We agree to amend any applicable agreements or policies to provide that I will be required to reimburse Regions for my use of Company aircraft or automobiles for personal travel in the future, which would include travel by my family members. We agree that my personal use of such forms of transportation will not be limited, provided that I reimburse the Company in full for such use.

      Please indicate your agreement with the foregoing by signing as indicated below.

                                          Sincerely,

                                          JACKSON W. MOORE

                                          /s/ Jackson W. Moore
                                          ------------------------------------

                                          ACCEPTED AND AGREED:

                                          REGIONS FINANCIAL CORPORATION

                                          /s/ James S. M. French
                                          ------------------------------------
                                          By: James S. M. French
                                          Title: Chair, Compensation Committee

                                       -2-